Exhibit 99.3

AMARANTUS BIOSCIENCE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AMARANTUS BIOSCIENCE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(in thousands)

			Pro Forma
			Adjustments		Pro Forma
	Amarantus	Diogenix	(note x)		Consolidated
Assets
Current Assets
Cash and cash equivalents	$680	$1,457	$(1,438)	a, c, d	$699
Prepaid expenses	421	32	-		453
Total Current Assets	1,101	1,489	(1,438)		1,152

Fixed Assets - Net	127	41	-	a, b	168
Intangible Assets - Net	1,529	27	1,951	c	3,507
Total Assets	$2,757	$1,557	$513		$4,827

Liabilities and Shareholders' Deficit
Current Liabilities
Accounts payable	$2,276	$56	$-		$2,332
Accrued expenses	613	111	-		724
Notes payable and accrued interest	500	6,756	(6,756)	c, d	500
Total Current Liabilities	3,389	6,923	(6,756)		3556
Shareholders' Deficit	(632)	(5,366)	7,269	a, b, c, d, e	1,271
Total Liabilities and Shareholders' Deficit	$2,757	$1,557	$513		$4,827

See accompanying notes

AMARANTUS BIOSCIENCE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except share data and per share information)

	Amarantus	Diogenix	Pro Forma Adjustments (note x)		Pro Forma Consolidated
Revenues	$-	$250	$-		$250
Operating expenses			-
Research and development	2,089	1,741	-		3,830
General and administrative	3,622	712	652	a, d	4,986
Total operating expenses	5,711	2,453	652		8,816
Loss from operations	(5,711)	(2,203)	(652)		(8,566)
Other income (expenses), net	(9,421)	(384)	(195)	e	(10,000)
Net loss	$(15,132)	$(2,587)	(847)		$(18,566)

Preferred stock dividend	38	-	-		38
Net loss attributable to common stockholders	$(15,170)	-	-		$(18,604)
Basic and diluted net (loss) per common share	$(0.03)	-	-		$(0.04)
Basic and diluted weighted average common shares outstanding	450,931,510	-	-		450,931,510

See accompanying notes

AMARANTUS BIOSCIENCE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in thousands, except share data and per share information)

	Amarantus	Diogenix	Pro Forma Adjustments (note x)		Pro Forma Consolidated
Revenues	$-	$229	$-		$229
Operating expenses			-
Research and development	4,056	1,156	-		5,212
General and administrative	5,289	512	652	a, d	6,453
Total operating expenses	9,345	1,668	652		11,665
Loss from operations	(9,345)	(1,439)	(652)		(11,436)
Other income (expenses), net	(4,620)	(351)	(146)	e	(5,117)
Net loss	$(13,965)	$(1,790)	(798)		$(16,553)

Preferred stock dividend	78	-	-		78
Net loss attributable to common stockholders	$(14,043)	-	-		$(16,631)
Basic and diluted net (loss) per common share	$(0.02)	-	-		$(0.02)
Basic and diluted weighted average common shares outstanding	711,302,222	-	-		711,302,222

See accompanying notes

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Notes To Unaudited Pro Forma Condensed Financial Statements

1.	Basis of Presentation

Amarantus Bioscience Holdings, Inc. (”the Company”) is a California-based biopharmaceutical company founded in January 2008. We own or have exclusive licenses to various product candidates in the biopharmaceutical and diagnostic areas of the healthcare industry. We are developing our diagnostic product candidates in the field of neurology, and our therapeutic product candidates in the areas of neurology, psychiatry, ophthalmology and regenerative medicine.  Our business model is to develop our product candidates through various de-risking milestones that we believe will be accretive to shareholder value, and will position them to be strategically partnered with pharmaceutical companies, diagnostic companies and/or other stakeholders in order to more efficiently achieve regulatory approval and commercialization.

On January 8, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DioGenix, Inc., a Delaware corporation (“DioGenix”), Neuro Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Nerveda, LLC, a Delaware limited liability company, as the Securityholder Representative.

The Merger Agreement provides for the merger of Merger Sub with and into DioGenix (the “Merger”), with DioGenix surviving the Merger as a wholly-owned subsidiary of the Company, Amarantus Diagnostics, Inc. The Company is acquiring all outstanding share capital and assets of DioGenix’s diagnostic business, including all rights to corporate agreements and contracts, physical and laboratory assets, consulting services, inventory, proprietary and intellectual property rights, products in development, all research data, records and reports, and marketing materials. Acquired assets will not include any cash or cash equivalents. As payment for the acquisition, the Company will issue 99,378,881 registered shares of its common stock valued at $8 million to DioGenix and will pay up to $900,000 for costs associated with the acquisition. The Company has also agreed to pay up to $2 million in milestone payments based on achievement of agreed upon sales milestones. The shares of Amarantus common stock being issued to DioGenix, may, upon the request of the Company, are made subject to lock-up agreements precluding sale of such shares for up to 180 days. In conjunction with this announcement, the Company entered into definitive agreements to complete a Series E Preferred stock offering by raising an additional $1 million, bringing the total funds raised in the offering to $6 million. The additional funds will be used to pay for the costs associated with the closing of the DioGenix acquisition. CRT Capital Group, LLC acted as Financial Advisor to DioGenix for the transaction.

DioGenix was acquired for its pipeline of diagnostic tests focused on immune-mediated neurological diseases, like MS. Its lead product, MSPrecise, can dramatically expand a physician’s ability to diagnose patients that exhibit unclear neurological dysfunction. Amarantus Diagnostics can become the solution for MS evaluations. By virtue of this merger, Amarantus Diagnostics will also own all rights to all of DioGenix’s products under development, including tests that target neurosarcoid, neuromyelitis optica, paraneoplastic disease, and amyotrophic lateral sclerosis (ALS).

The unaudited pro forma balance sheet as of September 30, 2014 gives effect to the acquisition of DioGenix, Inc. as if it had occurred as of September 30, 2014, based on a preliminary price allocation. The unaudited pro forma statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 combines the historical operating results of the Company for the respective periods and the historical operating results for DioGenix, Inc., prepared under the assumption that the acquisition of DioGenix, Inc. had occurred as of January 1, 2013.

The unaudited pro forma financial information is not necessarily indicative of the results of operations that would have been reported if the combination had actually been completed as presented in the accompany unaudited pro forma combined condensed balance sheet and statements of operations. The unaudited pro forma combined condensed financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both the Company, as disclosed in its reports filed with the SEC, and the audited financial statements of DioGenix, Inc. for the year ended December 2013 and 2012.

2.	Explanation of Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma combined condensed balance sheet and/or the unaudited pro forma combined condensed statements of operations.

a.	Record the investment in Diogenix, $9,003 ($8 million in stock, $900 in cash and $153 legal fees).
b.	Consolidation elimination.
c.	Record consideration from Amarantus, includes approximately $2 million of intangibles (subject to asset fair value appraisal and adjustment).
d.	Record transaction related expenses and payments for legal, banking, note settlement, other fees.
e.	Amortization of estimated intangibles.